SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 19, 2013

Universal Display Corporation
(Exact Name of Registrant Specified in Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	1-12031 (Commission File Number)	23-2372688 (I.R.S. Employer Identification No.)

375 Phillips Boulevard
Ewing, NJ	08618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 671-0980

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

o    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Universal Display Corporation (the “Company”) maintains the Universal Display Corporation Supplemental Executive Retirement Plan (the “SERP”). The SERP is a nonqualified deferred compensation plan under the Internal Revenue Code of 1986, as amended (the “IRC”), and is unfunded. Participants include management or highly compensated employees of the Company who are selected by the Compensation Committee to receive benefits under the SERP. The SERP was adopted to incentivize the Company’s executive officers to remain with the Company through retirement age. Under the SERP, if a participant resigns or is terminated without cause at or after age 65 and with at least 20 years of service, he or she will be eligible to receive a SERP benefit. The benefit is based on a percentage of the participant's annual base salary for the life of the participant. This percentage is 50%, 25% or 15%, depending on the participant's benefit class. If a participant resigns at or after age 65 and with at least 15 years of service, he or she will be eligible to receive a prorated SERP benefit. If a participant is terminated without cause or on account of a disability after at least 15 years of service, he or she will be eligible to receive a prorated SERP benefit regardless of age. The prorated benefit in either case will be based on the participant's number of years of service (up to 20), divided by 20. In the event a participant is terminated for cause, his or her SERP benefit and any future benefit payments are subject to immediate forfeiture. In the event of a change in control of the Company, each participant in the SERP will become immediately vested in his or her benefit thereunder. Unless the participant's benefit has already fully vested, if the participant has less than 20 years of service at the time of the change in control, he or she will receive a prorated benefit based on his or her number of years of service (up to 20), divided by 20. If the change in control qualifies as a “change in control event” for purposes of Section 409A of the IRC, then each participant (including former employees who are entitled to SERP benefits) will receive a lump sum cash payment equal to the present value of the benefit immediately upon the change in control.

On December 19, 2013, the Board of Directors designated Mauro Premutico, the Company’s Vice President, Legal and General Manager, Patents and Licensing, as a participant in the SERP in the 50% benefit class.

The foregoing description of the SERP is a summary and is qualified in its entirety by reference to the full text of the SERP, which is filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed with the SEC on May 10, 2010, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL DISPLAY CORPORATION

By:    /s/ Sidney D. Rosenblatt
Sidney D. Rosenblatt
Executive Vice President, Chief Financial
Officer, Treasurer and Secretary

Dated: December 20, 2013